UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tilly’s, Inc.

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10 Whatney, Irvine, CA 92618

May 1, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of Tilly’s, Inc., to be held on June 11, 2014 at 9:30 a.m., local time, at our headquarters located at 10 Whatney, Irvine, California 92618. The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. We urge you to read this information carefully.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Tilly’s stock you own, it is important that your shares be represented at the annual meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2013 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access our proxy materials on the internet, how to cast your vote and how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided.

On behalf of the Board of Directors, I thank you for your participation.

Hezy Shaked
Executive Chairman of the Board and Chief Strategy Officer

10 Whatney, Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF TILLY’S, INC. STOCKHOLDERS

TO BE HELD ON JUNE 11, 2014

TO OUR STOCKHOLDERS:

The 2014 annual meeting of stockholders of Tilly’s, Inc. will be held on Wednesday, June 11, 2014 at 9:30 a.m., local time, at our headquarters located at 10 Whatney, Irvine, California 92618. We will consider and act on the following items of business at the annual meeting:

1.	To re-elect each of Hezy Shaked, Doug Collier, Daniel Griesemer, Seth Johnson, Janet Kerr and Bernard Zeichner to our board of directors for a term of office expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Approval of the Amended and Restated Tilly’s 2012 Equity and Incentive Award Plan (the “amended equity plan”).

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

4.	Such other business as may properly come before the annual meeting.

The Proxy Statement accompanying this notice describes each of these items of business in more detail. Our board of directors recommends: a vote “FOR” each of the six nominees for director named in this Proxy Statement; a vote “FOR” the amended equity plan; and a vote “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending January 31, 2015.

If you were a holder of record of Tilly’s Class A common stock or Class B common stock at the close of business on April 25, 2014, you are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

By Order of the Board of Directors

Christopher M. Lal
Vice President, General Counsel and Secretary

Irvine, California

May 1, 2014

TILLY’S, INC.

10 Whatney, Irvine, CA 92618

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2014

TILLY’S, INC.

10 Whatney, Irvine, CA 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2014

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

Solicitation of Proxies is Made by the Tilly’s, Inc. Board of Directors

The board of directors (the “board”) of Tilly’s, Inc. (“Tilly’s,” the “Company,” “we,” “our” or “us”) is soliciting proxies to be used at the annual meeting of stockholders, to be held on Wednesday, June 11, 2014 at 9:30 a.m., local time, at our headquarters located at 10 Whatney, Irvine, California 92618, and at any continuation, adjournment or postponement thereof. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement. As permitted by the Securities and Exchange Commission (“SEC”), Tilly’s is providing most stockholders with access to our proxy materials over the internet rather than in paper form. Accordingly, on or about May 1, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the internet to most of our stockholders. We will mail printed copies of the full set of proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you follow the instructions contained on the Notice for requesting such materials. The Notice instructs you how to access and review all of the important information contained in our Proxy Statement and our 2013 Annual Report to Stockholders over the internet.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2014:

Our Proxy Statement and our 2013 Annual Report to Stockholders, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, are available at www.tillys.com/proxy. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement (including sample proxy card) and our 2013 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares

Record holders of our Class A common stock and holders of our Class B common stock as of the close of business on April 25, 2014, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 11,438,740 shares of our Class A common stock outstanding, each entitled to one vote, and there were 16,574,265 shares of our Class B common stock outstanding, each entitled to ten votes. There were approximately 13 stockholders of record as of the record date.

How You Can Vote

Any stockholder as of the record date may vote by attending the annual meeting and voting in person.

If you received a proxy card in the mail, you may vote by completing, signing and mailing a completed proxy card to the following address: Tilly’s, Inc. c/o Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10275-1138 using the postage-prepaid envelop provided to you.

If you received the Notice, you may follow the procedures outlined in the Notice to vote or you may request a paper proxy card to submit your vote by mail using the procedures described above.

If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies.

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want your shares voted, the proxy holder designated by the Company will vote your shares according to the recommendation of our board, as follows:

•	“FOR” the election of all of the director nominees;

•	“FOR” approval of the Amended and Restated Tilly’s 2012 Equity and Incentive Award Plan (the “Amended Equity Plan”);

•	“FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015 (which we refer to as “fiscal 2014”).

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the annual meeting and at any continuation, postponement or adjournment of the annual meeting. As of the date of this Proxy Statement, our board does not know of any other items of business that will be presented for consideration at the annual meeting other than those described in this Proxy Statement.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the annual meeting.

Stockholders who wish to attend the annual meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the annual meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

How You May Revoke or Change Your Vote

As a stockholder of record, you have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

•	delivering a written notice of revocation to our Secretary at or before the annual meeting;

•	presenting to our Secretary, at or before the annual meeting, a later dated proxy executed by the person who executed the prior proxy; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, by itself, revoke a proxy. Any written notice of revocation or delivery of a subsequent proxy by a stockholder of record may be sent to Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California, 92618, or hand delivered to our Secretary at or before the voting at the annual meeting.

If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. If you wish to vote in person, you must obtain a legal proxy issued to you by your broker, bank or other nominee.

Quorum and Required Vote

The inspector of elections appointed for the annual meeting will tabulate votes cast by proxy or in person at the annual meeting. The inspector of elections will also determine whether or not a quorum is present.

Quorum. In order to constitute a quorum for the conduct of business at the annual meeting, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the annual meeting must be present in person or represented by proxy. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as discussed below), will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

Broker Non-Votes. If you hold shares through a broker, bank or other nominee (that is, in “street name”), you are the beneficial stockholder of your shares and proxy materials were made available to you by the organization holding your account. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account. If your broker, bank or other nominee does not receive voting instructions from you, a “broker non-vote” results unless your nominee has discretionary authority to vote on the matter. This year, Proposal No. 1 (election of directors) and Proposal No. 2 (approval of the Amended Equity Plan) are each non-routine and your broker or other nominee does not have discretionary authority to vote on those proposals. As a result, shares that constitute broker non-votes will not be considered entitled to vote on such proposals. The effect of broker non-votes and abstentions on each proposal is explained below.

Proposal No. 1: Election of Directors. Our Amended and Restated Bylaws provide for a plurality voting standard in the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for” or “withhold.” Cumulative voting is not permitted. Under the plurality voting standard, the six nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will not count as a vote “for,” or a “withhold” vote from, a nominee’s election and thus will have no effect in determining whether a director nominee has received a plurality of the votes cast.

Proposal No. 2: Approval of the Amended and Restated Tilly’s 2012 Equity and Incentive Award Plan. The approval of Proposal No. 2 requires the affirmative vote of a majority in voting power of shares of stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as voting against this proposal. Broker non-votes will have no effect on the vote on this proposal as brokers and other nominees are not entitled to vote on it in the absence of voting instructions from the beneficial stockholder.

Proposal No. 3: Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal 2014. The approval of Proposal No. 3 requires the affirmative vote of a majority in voting power of shares of stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are unlikely to result from or have any effect on the outcome of the vote on this proposal.

Costs of Solicitation

The total cost of this solicitation, including preparing, printing and mailing this Proxy Statement, will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, by facsimile or in person. We do not expect to use a proxy solicitor to assist in the solicitation of proxies. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of our common stock.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our corporate headquarters offices located at 10 Whatney, Irvine, California 92618 for the ten days prior to the annual meeting, and also at the annual meeting.

Confidentiality

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder will be kept confidential, except in the following circumstances:

•	to allow the inspector of elections appointed for the annual meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•

where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;

•

where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the inspector of elections appointed for the annual meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of our securities by a person other than us of which solicitation we have actual notice.

Proposal No. 1

ELECTION OF DIRECTORS

Our board currently consists of six members. The current term of office of each of our directors expires at the 2014 annual meeting of stockholders and each of the six directors is being nominated for a term expiring on the date of our 2015 annual meeting of stockholders and until their successors are duly elected and qualified. Our board appoints directors to fill vacancies on our board, as they occur, as well as vacancies resulting from newly created directorships, in each instance upon the recommendation of the Nominating and Corporate Governance Committee. A director appointed to fill a vacancy shall serve a term that expires at the next annual meeting of stockholders.

Upon the recommendation of the Nominating and Corporate Governance Committee, our board has nominated each of the following six persons to be elected to serve for a one-year term expiring at the 2015 annual meeting of stockholders. Each of the nominees for election currently serves as a director and has consented to serve for a new term if elected. Each nominated director was elected by our stockholders to his or her present term of office.

Name	Age	Position	Director Since
Hezy Shaked	59	Co-Founder, Executive Chairman, Chief Strategy Officer and Director	1984
Daniel Griesemer	54	President, Chief Executive Officer and Director	2011
Doug Collier	51	Director	2011
Seth Johnson	60	Director	2011
Janet Kerr	59	Director	2011
Bernard Zeichner	70	Director	2011

Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our common stock represented by the proxies will be voted for such other person or persons as may be designated by our board, unless our board reduces the number of directors accordingly. As of the date of this Proxy Statement, our board is not aware of any nominee who is unable or will decline to serve as a director.

Information About Director Nominees

Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the record date as well as those held during the past five years. There are no family relationships between any director or executive officer.

Hezy Shaked co-founded the Tilly’s concept in 1982 and formed our company in 1984. He currently serves as our Executive Chairman of the Board of Directors and Chief Strategy Officer. He has served as Chairman of the Board of Directors since our inception and has served as our Chief Strategy Officer since February 2011. From September 2008 to February 2011, Mr. Shaked served as our President and Chief Executive Officer. From September 2006 to September 2008, Mr. Shaked served as our Co-Chief Executive Officer. From our inception to September 2006, Mr. Shaked served as our President and Chief Executive Officer. As our Co-Founder and former President and Chief Executive Officer, Mr. Shaked has an in-depth knowledge and understanding of all facets of our business and has developed extensive professional relationships during his over 30 years of experience in the retail industry. Our board has concluded Mr. Shaked should serve as a director due to his experience and knowledge of our operations and the industry in which we compete.

Daniel Griesemer has served as our President and Chief Executive Officer since February 2011, and has served on our board since April 2011. Mr. Griesemer previously served as President, Chief Executive Officer and Director at Coldwater Creek, Inc., a publicly traded national specialty retailer, from October 2007 through

September 2009. Prior to that, Mr. Griesemer served as Coldwater Creek, Inc.’s President and Chief Operating Officer from March 2007 through October 2007, its Executive Vice President of Sales and Marketing from January 2005 through March 2007, its Executive Vice President of Retail from April 2004 through January 2005 and its Senior Vice President of Retail from October 2001 through April 2004. From 1989 through 2000, Mr. Griesemer held a number of progressively more responsible positions with Gap, Inc., and ultimately served as Divisional Merchandise Manager for Gap, Inc. From 1983 to 1989, Mr. Griesemer worked in a variety of positions at Macy’s, Inc. Mr. Griesemer holds a Bachelor of Science degree in Business Administration from the University of Dayton. Mr. Griesemer brings to the board extensive experience and demonstrated leadership capabilities, including leadership of a public company in the retail industry. Our board has concluded Mr. Griesemer should serve as a director because his role as our President and Chief Executive Officer will allow him to act as a bridge between management and the board to help ensure that both groups act with a common purpose.

Doug Collier has served on our board since September 2011. He previously served as the Executive Vice President, Chief Financial Officer and Secretary of Volcom, Inc., a designer, marketer and distributor of premium quality young men’s and young women’s clothing, footwear, accessories and related products, from May 2008 to June 2011, and as its Chief Financial Officer and Secretary from 1994 to May 2008. He also served as the Treasurer of Volcom from April 2005 to May 2008. Mr. Collier’s role included leading Volcom’s initial public offering in 2005, until Volcom’s acquisition by PPR S.A. in June 2011. From 1991 to 1994, Mr. Collier served as the Controller at Mary Tyler Moore Studios. He was a senior analyst tax specialist at KPMG LLP from 1987 to 1990. Mr. Collier is currently a member of the Board of Directors, Chairperson of the Audit Committee and a member of the Nominating and Governance Committee of Skullcandy, Inc., a publicly traded maker of audio branded merchandise. He is a certified public accountant (inactive). Our board concluded Mr. Collier should serve as a director based on his greater than 20 years of financial and apparel experience, including significant executive experience, which allows him to contribute operational, financial and strategic planning insights to our board.

Seth Johnson has served on our board since April 2011 and as Chairperson of our Audit Committee since August 2011. Prior to that, Mr. Johnson served as a member of the advisory committee to our board from July 2008 through 2011. From 2007 to 2009, Mr. Johnson was an instructor in business strategy at Chapman University’s Argyros School of Business and Economics. From 2005 to 2006, Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc. From 1999 to 2004, Mr. Johnson was the Chief Operating Officer of Abercrombie & Fitch Co., a specialty retailer, and was its Chief Financial Officer from 1992 to 1998. During that time period, Mr. Johnson led Abercrombie & Fitch’s initial public offering and participated in business growth from sales of $85 million to over $2 billion. From 2010 to 2013, Mr. Johnson served as a member of the board of directors and as Lead Director of True Religion Apparel Inc., and from 2007 to 2009 as a director of DEI Holdings Inc. Both companies were previously publicly traded. Mr. Johnson is currently a director of the Pacific Symphony. Our board concluded Mr. Johnson should serve as a director based on his over 30 years of apparel retail experience, including significant executive experience, which enables him to contribute important operational, financial and strategic planning insights to our board.

Janet E. Kerr has served on our board and as Chairperson of our Nominating and Corporate Governance Committee since August 2011. Prior to that, Ms. Kerr served as a member of the advisory committee to our board from July 2008 through 2011. She is Professor Emeritus, founder and former Executive Director of the Geoffrey H. Palmer Center for Entrepreneurship and the Law at Pepperdine University School of Law in Malibu, California. She is currently Chief Strategy Officer of Exemplify, Inc., a technology knowledge management company. Ms. Kerr has served as a consultant to various companies regarding Sarbanes-Oxley Act compliance and corporate governance. She has founded several technology companies and is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Ms. Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories. Ms. Kerr is currently a member of the board and Chairperson of the Nominating and Corporate Governance Committee of La-Z-Boy, Inc., a publicly traded furniture retailer and manufacturer. Additionally, she is a member of the board of TCW Funds and TCW Strategic Income Fund, Inc., a New York Stock Exchange listed closed-end registered investment company. From 2004 to 2010, Ms. Kerr served as a member of the board and Chairperson of the Nominating and Corporate Governance Committee for CKE Restaurants, Inc., a quick service restaurant company that was previously public and listed on the NYSE. Ms. Kerr is licensed to practice law in California and New York and occupied the Laure Sudreau-Rippe Endowed Chair at Pepperdine University School of Law. Our board concluded Ms. Kerr should serve as a director based on her over 30 years of corporate governance experience, which uniquely positions Ms. Kerr to contribute to our board significant expertise in the regulatory, governance and legal matters of public companies.

Bernard Zeichner has served on our board since April 2011 and as Chairperson of our Compensation Committee since August 2011. Mr. Zeichner served as Chairman of the Board of Directors of Charlotte Russe Holdings, Inc., a specialty retailer, from 1996 until May 2008, and was its President from May 1996 to June 2001 and its Chief Executive Officer from September 1996 to July 2003. Prior to joining Charlotte Russe, Mr. Zeichner was President of the retail division of Guess from 1993 to 1995. Prior to that, Mr. Zeichner was employed by Contempo Casuals, serving as President from 1982 to 1993 and as Chief Executive Officer from 1989 to 1993. From 1977 to 1982, Mr. Zeichner was Executive Vice President of Joske’s of Texas, a department store chain. Our board concluded Mr. Zeichner should serve as a director based on his over 30 years of apparel retail experience, including significant executive and board experience, which Mr. Zeichner draws upon to contribute operational, financial and strategic planning insights to our board.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX NAMED DIRECTOR NOMINEES.

Proposal No. 2

APPROVAL OF THE

AMENDED AND RESTATED TILLY’S 2012 EQUITY AND INCENTIVE AWARD PLAN

Introduction

On April 23, 2014, the board adopted, subject to stockholder approval, the Amended and Restated 2012 Equity and Incentive Award Plan (the “Amended Equity Plan”). The Amended Equity Plan constitutes an amendment and restatement of the Tilly’s, Inc. 2012 Equity and Incentive Award Plan (the “2012 Plan”). The effectiveness of the Amended Equity Plan is subject to approval by the Company’s stockholders and is recommended by the board.

Employees and consultants of the Company and its affiliates, as well as members of the Board, are eligible to receive equity awards under the Amended Equity Plan. The Amended Equity Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights (“SARs”), performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible individuals.

Under the Amended Equity Plan, we propose to increase the number of shares reserved for issuance from the amount reserved under the 2012 Plan, which we believe is necessary to help ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. In addition, as a relatively new public company, we are interested in reinforcing our strong corporate governance practices, including with respect to equity awards. For this reason, the Amended Equity Plan implements additional amendments to reflect compensation and governance best practices.

The Amended Equity Plan amends and restates the 2012 Plan to increase the aggregate number of shares reserved for issuance under the 2012 Plan by 1,500,000 shares, to a total of 4,413,900 shares. The Amended Equity Plan continues the 2012 Plan’s “fungible stock plan feature” whereby each award other than stock options or SARs (“Full Value Awards”) will be counted as 1.5 shares against the share reserve. In addition, the Amended Equity Plan provides that shares subject to stock options that are withheld or surrendered to satisfy the exercise price or tax obligations of any stock options or SARs, shares subject to SARs not issued in connection with the stock settlement of a SAR upon exercise, and shares purchased on the open market with cash proceeds from the exercise of options may not be used again for new grants under the Amended Equity Plan. The Amended Equity Plan also amends the “Performance Criteria” that may be used in connection with performance-based awards granted under Amended Equity Plan to add operating income and comparable store sales growth as additional performance goals from which the Compensation Committee may select.

In addition to the above, we are asking stockholders to approve the Amended Equity Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2012 Plan, as proposed to be amended in the form of the Amended Equity Plan, is discussed below, and stockholder approval of this Proposal No. 2 is intended to constitute approval of the material terms of the Amended Equity Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Amended Equity Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Equity Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended Equity Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Equity Plan. Nothing in this proposal precludes us or the Compensation Committee of the Board from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

If stockholders do not approve this Proposal No. 2, the 2012 Plan will continue in full force and effect subject to the limitations set forth in the 2012 Plan.

Reasonable Equity Dilution and Key Historical Equity Metrics

In its determination to approve the Amended Equity Plan, our Board reviewed an analysis prepared by Exequity, our independent outside compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics of the Amended Equity Plan. Specifically, our Board considered that analysis and the following:

•

In 2013 and 2012, we granted equity awards representing a total of approximately 659,052 and 771,788 shares, respectively, after giving effect to a full value award multiplier of 2 (consistent with Institutional Shareholder Services’ methodology). This level of equity awards represents a three-year adjusted average gross burn rate of 2.7% of basic weighted average common shares outstanding (which does not reflect subsequent forfeitures or cancellations).

•

The total aggregate of additional authorized shares being requested under the Amended Equity Plan (above the shares remaining available for issuance under the 2012 Plan) represents 5.4% of our outstanding common stock on April 25, 2014.

•

In 2013 and 2012, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our 2012 Plan by (ii) the weighted average number of our shares outstanding during the fiscal year, was 14.3% and 16.8%, respectively. If approved, the issuance of the additional shares to be reserved under the Amended Equity Plan would dilute the holdings of stockholders by an additional 5.4 percentage points on a fully diluted basis, based on the weighted average number of shares outstanding as of February 1, 2014. If the Amended Equity Plan is approved, we expect our overhang as of the date of the annual meeting will be approximately 19.7% (including the shares that will be reserved for issuance under the Amended Equity Plan).

•

With the additional authorized shares being requested, if the Amended Equity Plan is approved by our stockholders, we expect to have sufficient shares for two to three years, based on our historic adjusted three-year average burn rate.

In light of the factors described above, our Board believes the additional authorized shares being requested under the Amended Equity Plan represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

The Company’s Board unanimously recommends a vote “FOR” the approval of the Amended Equity Plan.

A summary of the principal provisions of the Amended Equity Plan is set forth below. The summary is qualified by reference to the full text of the Amended Equity Plan, which is attached as Appendix A to this Proxy Statement.

Material Terms of the Amended Equity Plan

Administration

Unless otherwise determined by the board, the Amended Equity Plan will be administered by the Compensation Committee (collectively with board, the “Administrator”), except that with respect to awards granted to independent directors, the board will administer the Amended Equity Plan. The Administrator may delegate to a committee of one or more Directors or one or more Company officers the authority to grant or amend awards under the Amended Equity Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers or Directors to whom the authority to grant or amend awards under the Amended Equity Plan has been delegated. Unless otherwise determined by the board, the Administrator will consist solely of two or more Directors who are “outside directors” for purposes of Section 162(m) of the Code, Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act) and “independent directors” under the rules of any securities exchange or automated quotation system on which the shares of common stock are listed, quoted or traded.

Unless otherwise determined by the board, the Administrator will have the authority to administer the Amended Equity Plan, including the power to (i) designate participants under the Amended Equity Plan, (ii) determine the types of awards granted to participants under the Amended Equity Plan, the number of such awards, and the number of shares of common stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Amended Equity Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, common stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) accelerate the vesting or lapse of restrictions of any award at any time after the grant of an award, (v) prescribe the form of each award agreement, and (vi) adopt rules for the administration, interpretation and application of the Amended Equity Plan.

Eligibility

Persons eligible to participate in the Amended Equity Plan include all employees (including officers of the Company) and consultants of the Company and its affiliates and members of the board, as determined by the Administrator. Under the Amended Equity Plan our employees, consultants and non-employee directors are eligible participants in the Amended Equity Plan. As of April 1, 2014, approximately 4,216 employees, 13 consultants and four non-employee directors were eligible to participate in the Amended Equity 2012 Plan.

Limitation on Awards and Shares Available

Under the Amended Equity Plan, 4,413,900 shares of common stock will be reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. However, such number of shares will be reduced by 1.5 shares for each share delivered in settlement of any Full Value Award. In addition, no more than 4,413,900 shares may be issued upon the exercise of Incentive Stock Options.

Generally, shares of common stock subject to an award under the Amended Equity Plan that expire or are canceled, forfeited, settled in cash or otherwise terminate are made available for issuance again under the Amended Equity Plan, except that each share subject to a Full Value Award that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the Amended Equity Plan by 1.5 shares. Shares of common stock tendered or withheld to satisfy the grant or exercise price pursuant to any stock option, shares of common stock tendered or withheld to satisfy the tax withholding obligation pursuant to a stock option or SAR, shares of common stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of common stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the Amended Equity Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended Equity Plan. Furthermore, shares of common stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction will not be counted against the shares available for issuance under the Amended Equity Plan. In no event may shares become available to the extent that the transaction resulting in the return of shares occurs more than ten years after the date of the most recent stockholder approval of the Plan or such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of any applicable stock exchange or quotation system.

The maximum number of shares of common stock that may be subject to one or more awards granted to any person pursuant to the Amended Equity Plan during any calendar year is 728,475 and the maximum amount that may be paid in cash during any calendar year with respect to any award to any individual person pursuant to the Amended Equity Plan during any calendar year is $5 million.

Awards

The Amended Equity Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the Amended Equity Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of common stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

Stock Options. Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Amended Equity Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Amended Equity Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options.

Restricted Stock. Restricted stock awards may be granted pursuant to the Amended Equity Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Administrator (including zero), that is subject to sale, transfer and pledge restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of cash, common stock or a combination of cash and common stock, as determined by the Administrator, and SARs settled in common stock will satisfy all of the restrictions imposed by the Amended Equity Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units. RSUs may be granted pursuant to the Amended Equity Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the common stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards. Awards of performance awards which may be a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, shares or a combination of both, may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or common stock) of dividends paid on common stock. Dividend equivalents represent the value of the dividends per share of common stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of common stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments. Stock payments include payments in the form of common stock, options or other rights to purchase common stock which may be made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the holder.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units. Awards of deferred stock units are denominated in unit equivalent of shares of common stock, and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based Awards. The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or an affiliate throughout the applicable performance period to be eligible for a performance-based award. Stock options and SARs granted under the Amended Equity Plan should satisfy the exception for qualified performance-based compensation because the plan sets forth the maximum number of shares of common stock which may be subject to awards granted to any one participant during any calendar year, and the Company intends that they will be made by a qualifying administrator and that the per share exercise price of options and SARs must be at least equal to the fair market value of a share of common stock on the date of grant.

Under the Amended Equity Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating income, earnings or profit; (vi) cash flow (including, but not limited to operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) comparable stores sales; and (xxiv) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. In addition, the Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more performance goals established under any of these performance criteria, such as adjustments related to a change in accounting principle or tax laws, related to acquisitions, to asset impairment charges or to gains or losses for litigation, arbitration and contractual settlements. For all awards intended to qualify as performance-based compensation under Section 162(m), such determinations will be made in a manner intended to comply with Section 162(m) of the Code.

Transferability of awards. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution, pursuant to a domestic relations order subject to the consent of the Administrator or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may determine to permit an award (other than an incentive stock option) to be transferred to certain persons or entities related to a participant in the Amended Equity Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing. The Administrator cannot, without the approval of the stockholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of common stock.

Adjustments to Awards

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of common stock (or other securities of the Company) or the stock price of common stock (or other securities), then the Administrator may make equitable adjustments to the aggregate number and kind of shares that may be issued under the Amended Equity Plan (including adjustments to award limits) the number and kind of shares subject to each outstanding award under the Amended Equity Plan, the exercise price or grant price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

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provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

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provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of common stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the Amended Equity Plan or will substitute similar awards for those outstanding under the Amended Equity Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding awards or future awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of common stock (or other securities of the Company) or the stock price of common stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the Amended Equity Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the Amended Equity Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Effect of a Change in Control

In the event of a change in control of the Company, each outstanding award will continue in effect or be assumed or substituted. If, in a change in control, an award continues in effect or is assumed or substituted, and the holder has a termination of service by the Company or its successor without Cause (as defined in the Plan) within twelve months following the change in control, then the award will fully vest. If the successor corporation in a change in control refuses to assume or substitute an outstanding award, the Administrator may cause the award to fully vest immediately prior to the consummation of the change in control and shall notify the holder that the award will be fully exercisable for a period of 15 days from the date of the notice, contingent on the occurrence of the change in control, and the award will terminate upon the expiration of such period.

Amendment and Termination

The Administrator, subject to approval of the board, may terminate, amend or modify the Amended Equity Plan at any time; provided, however, that stockholder approval will be obtained (i) to increase the number of shares of common stock available under the Amended Equity Plan, (ii) to reduce the per share exercise price of any outstanding option or SAR, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of common stock. Generally, no amendment, suspension or termination of the Amended Equity Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may an award be granted pursuant to the Amended Equity Plan on or after the tenth anniversary of the date the Amended Equity Plan was adopted by the board.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Equity Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Equity Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the Code. Certain types of awards under the Amended Equity Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Equity Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the Amended Equity Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the Amended Equity Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of common stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards. The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units. The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code. As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation, subject to the exception for qualified performance-based compensation discussed above. The Amended Equity Plan has been designed to permit the Administrator to grant stock options, SARs and performance-based awards which may qualify as “qualified performance-based compensation.”

Share Price

On April 24, 2014, the last trading day prior the Record Date, the closing price of our common stock on the New York Stock Exchange was $11.59 per share.

New Plan Benefits

Except with respect to grants of restricted stock that will be awarded to non-employee directors serving on the board on the date of this Annual Meeting, which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Equity Plan will be determined in the discretion of our compensation committee in the future, and our compensation committee has not made any determination to make future grants to any persons under the Amended Equity Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Equity Plan or the benefits that would have been received by such participants if the Amended Equity Plan had been in effect in the year ended February 1, 2014.

Name and Position	Dollar Value of Restricted Stock ($)	Grants of Restricted Stock (#)
Hezy Shaked, Co-Founder, Executive Chairman of the Board and Chief Strategy Officer	—	—
Daniel Griesemer, President and Chief Executive Officer	—	—
Jennifer Ehrhardt, Chief Financial Officer	—	—
Debbie Anker-Morris, Vice President and General Merchandising Manager	—	—
Craig DeMerit, Vice President, Chief Information Officer and Chief Operating Officer	—	—
Bill Langsdorf, former Senior Vice President and Chief Financial Officer	—	—
Executive Group	—	—
Non-Executive Director Group(1)	320,000	—
Non-Executive Officer Employee Group	—	—

(1)	Each non-employee director will receive an annual restricted stock award grant having a fair value at the time of grant equal to $80,000, which will vest in two equal installments on each of the succeeding two anniversaries of the grant date. We anticipate that annual grants will be made at each annual stockholders’ meeting.

Awards Granted Under 2012 Plan Since Inception

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options and restricted stock awards granted to certain persons under the 2012 Plan since its inception through April 25, 2014. Stock options granted under the 2012 Plan to employees typically have a maximum term of 10 years and stock options granted under the 2012 Plan to non-employee directors typically have a maximum term of 10 years, except in the case of incentive stock options, which may only be granted to employees and which have a maximum term of five years. The exercise price of all such stock options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the named executive officers were granted in 2013 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards.

Name and Position	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)
Hezy Shaked, Co-Founder, Executive Chairman of the Board and Chief Strategy Officer, director nominee	100,000	12.31	—
Daniel Griesemer, President and Chief Executive Officer, director nominee	300,000	13.54	—
Jennifer Ehrhardt, Chief Financial Officer	90,000	14.06	—
Debbie Anker-Morris, Vice President and General Merchandising Manager	225,000	13.84	—
Craig DeMerit, Vice President, Chief Information Officer and Chief Operating Officer	225,000	13.25	—
Bill Langsdorf, former Senior Vice President and Chief Financial Officer	100,000	15.50	—
All current executive officers as a group	940,000	13.46	—
All current directors who are not executive officers as a group	—	—	40,420
Doug Collier, director nominee	—	—	10,105
Seth Johnson, director nominee	—	—	10,105
Janet Kerr, director nominee	—	—	10,105
Bernard Zeichner, director nominee	—	—	10,105
All employees, including all current officers who are not executive officers, as a group	1,083,250	13.61	—

Vote Required

Adoption of the Amended Equity Plan requires approval by the affirmative vote of a majority in voting power of shares of stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2012 EQUITY AND INCENTIVE PLAN.

Proposal No. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014 and our board recommends that our stockholders ratify the appointment of Deloitte & Touche LLP at the annual meeting. Deloitte & Touche LLP has audited our financial statements since our fiscal year 2006 financial statements. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board is submitting the appointment of Deloitte & Touche LLP to the stockholders entitled to vote at the annual meeting for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

AUDIT MATTERS

Independent Registered Public Accounting Firm’s Fees

Aggregate fees billed to us for the fiscal years 2013 and 2012 by our independent registered public accounting firm, Deloitte & Touche LLP, are as follows:

Type of Fees	2013	2012
Audit Fees(1)	$602,265	$594,520
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$602,265	$594,520

(1)	Represents the aggregate fees billed to us by Deloitte & Touche LLP for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter of fiscal 2013 and 2012.

Independent Registered Public Accounting Firm’s Independence

The Audit Committee has considered whether the provision of the above noted services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services by Deloitte & Touche LLP has not adversely affected the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval

As part of its required duties, the Audit Committee pre-approves audit and non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be presented to the full Audit Committee at a subsequent meeting. All services provided by our independent registered public accounting firm in fiscal 2013 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

CORPORATE GOVERNANCE

Executive Officers

The following table sets forth certain information about the executive officers as of April 25, 2014.

Name	Age	Position
Hezy Shaked	59	Co-Founder, Chief Strategy Officer and Executive Chairman of the Board of Directors
Daniel Griesemer	54	President, Chief Executive Officer and Director
Jennifer Ehrhardt	40	Chief Financial Officer
Debbie Anker-Morris	55	Vice President and General Merchandising Manager
Craig DeMerit	44	Vice President, Chief Information Officer and Chief Operating Officer

Hezy Shaked co-founded the Tilly’s concept in 1982 and formed our company in 1984. He currently serves as Executive Chairman of the Board and Chief Strategy Officer. For Mr. Shaked’s biographical information, see “Information About Director Nominees” above.

Daniel Griesemer has served as our President and Chief Executive Officer since February 2011, and has served on our board since April 2011. For Mr. Griesemer’s biographical information, see “Information About Director Nominees” above.

Jennifer Ehrhardt was appointed as our Chief Financial Officer effective September 2013. Prior to this appointment, Ms. Ehrhardt served as our Vice President of Finance. From 2009 to May 2013, Ms. Ehrhardt served as the Vice President, Corporate Controller, of The Wet Seal, Inc., a specialty retailer offering fashionable and contemporary apparel and accessory items for young women. From 1996 to 2009 Ms. Ehrhardt served in various positions at Deloitte & Touche LLP, with the last position held as Senior Audit Manager. Ms. Ehrhardt holds a Bachelor of Science in Business Administration from Northern Kentucky University and a Masters of Business Administration from Xavier University. Ms. Ehrhardt is a Certified Public Accountant.

Debbie Anker-Morris has served as our Vice President and General Merchandising Manager since May 2004. Prior to that, she held various senior management positions with Anchor Blue (1998-2004), Petrie Stores (1992-1997) and Charming Shoppes (1988-1991). Ms. Anker-Morris graduated from the Fashion Institute of Technology with a degree in Fashion Buying and Merchandising and has over 30 years of experience in the retail industry.

Craig DeMerit has served as our Vice President of Information Systems since April 2004, our Chief Information Officer since 2008, and our Chief Information Officer and Chief Operating Officer since February 2011. From 1998 to 2004, Mr. DeMerit held various senior executive positions for Guess?, Inc., an apparel company, the most recent of which was Vice President and Chief Information Officer. Prior to 1998, Mr. DeMerit was employed by Ticketmaster where he managed corporate technology. Mr. DeMerit has over 20 years of experience in the management of information systems, including 15 years of retail experience encompassing supply chain, technology and e-commerce.

Composition and Governance of the Board of Directors

Corporate Governance Guidelines. Our board has adopted corporate governance guidelines that provide a framework for overall governance practices. These guidelines can be found in the Investor Relations section of our website at www.tillys.com. In addition, these guidelines are available in print to any stockholder who requests a copy by written request to Tilly’s, Inc., Attention: Secretary, 10 Whatney, Irvine, CA 92618.

Board Size. Our bylaws provide that our board shall consist of at least one member, with the exact number of directors to be determined by resolution of our board. Our board currently consists of six members.

Independence. We are a “controlled company” as defined in applicable NYSE rules. Under NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of our board consist of independent directors, (2) the requirement that our Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating and Corporate Governance and the Compensation Committees. Currently we do not utilize any of the aforementioned exemptions available to controlled companies, though we reserve the right to do so in the future. As discussed below, at all times during fiscal 2013 we had a board comprised of a majority of independent directors. Furthermore, each member of our standing board committees (Audit, Compensation and Nominating and Corporate Governance) was, during fiscal 2013, and is currently independent under applicable NYSE and SEC rules.

Our board performs an analysis, at least annually, as to whether each member of our board is independent. We have adopted the definition of “independence” set forth in applicable NYSE rules. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, our board has determined that all but two of our directors, Messrs. Shaked and Griesemer, are independent directors under applicable NYSE rules and such directors were independent throughout fiscal 2013.

Executive Sessions. We expect that our independent directors will hold at least two executive sessions per year. An independent director will preside over each executive session of the independent directors. The presiding director will rotate among each of the chairs of the board committees.

Board Meetings and Attendance. Our board met eight times during fiscal 2013. No director attended fewer than 75% of the aggregate of the total number of meetings held by our board and the total number of meetings held by all committees of our board on which such director served during fiscal 2013. The Company strongly encourages its directors to attend its annual meetings of stockholders. All of our directors attended our 2013 annual meeting.

Board Leadership Structure. Our board does not have a policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Mr. Shaked, our co-founder and Chief Strategy Officer, currently serves as Executive Chairman of the Board and Mr. Griesemer currently serves as our President and Chief Executive Officer. The Board has determined that this is the appropriate leadership structure for the Company at this time because it permits our CEO to focus on our day-to-day leadership and performance, while permitting the Executive Chairman to focus on setting the strategic direction of the Company and establishing the agenda for board meetings. Mr. Shaked is also uniquely positioned to serve as our Executive Chairman as our co-founder with significant industry experience and depth of knowledge about our operations. We do not have a formally designated “lead director.” Our board acknowledges that no single leadership model is right for all companies at all times. As such, our board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Term of Service for Directors. Until the date all shares of our Class B common stock are converted to Class A common stock or otherwise cease to be outstanding, referred to as the Full Conversion Date, the members of our board will be elected at annual meetings of the stockholders and hold office until the next annual meeting of the stockholders. Our Amended and Restated Certificate of Incorporation provides that on the Full Conversion Date, our board will be divided into three classes to be comprised of the directors in office, with each class serving for a staggered three-year term. From the Full Conversion Date, Class I directors will serve an initial one-year term expiring at the first annual meeting of stockholders following the Full Conversion Date. Class II directors will serve an initial two-year term expiring at the second annual meeting of stockholders following the Full Conversion Date. Class III directors will serve an initial three-year term expiring at the third annual meeting of stockholders following the Full Conversion Date. Upon the expiration of the initial term of each class of directors, the directors in that class will be eligible to be elected for a new three-year term. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. Executive officers are appointed by and serve at the direction of our board.

Communication with the Board of Directors

Our annual meeting of stockholders provides an opportunity for stockholders to ask questions of, or otherwise communicate directly with, members of the board on appropriate matters. In addition, stockholders or other interested parties may communicate in writing with our Executive Chairman or to our non-management directors by sending such written communication to our Secretary at Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California 92618. Copies of written communications received at such address will be provided to the board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder or interested party communications that would be considered inappropriate for submission to the board include, without limitation, customer complaints, personal grievances, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests.

Committees of the Board of Directors

We currently have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charters of our standing board committees are available on our website, at www.tillys.com, in the Investor Relations section.

The composition of the standing committees of our board during fiscal 2013 and currently is set forth in the table below (“C” indicates Chair and “M” indicates Member of the respective committee):

Director	Audit	Compensation	Nominating & Corporate Governance
Hezy Shaked	—	—	—
Daniel Griesemer	—	—	—
Doug Collier	M	M	M
Seth Johnson	C	—	M
Janet Kerr	—	M	C
Bernard Zeichner	M	C	—

Audit Committee

Our Audit Committee consists of Messrs. Johnson (Chairperson), Collier and Zeichner, each of whom served as a member of the committee throughout fiscal 2013. Our board has determined that each member of the Audit Committee meets the financial literacy and experience requirements of applicable SEC and NYSE rules. In addition, our board has determined that Messrs. Collier and Johnson both qualify as an “audit committee financial expert” under the rules and regulations of the SEC and each are independent under applicable rules of the NYSE and SEC. Our independent auditors and our internal finance personnel regularly meet privately with, and have unrestricted access to, our Audit Committee. The Audit Committee met thirteen times during fiscal 2013.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary duties of our Audit Committee are to, among other things:

•	evaluate our independent registered public accounting firm’s qualifications, independence and performance;

•	determine the engagement and compensation of our independent registered public accounting firm;

•	approve the retention of our independent public registered accounting firm to perform any proposed, permissible non-audit services;

•	monitor the rotation of partners and managers of the independent registered accounting firm on our engagement team as required;

•	review our consolidated financial statements;

•	review our critical accounting policies and estimates;

•	meet periodically with our management and internal audit team to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•

establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve related party transactions, as defined in SEC and NYSE rules;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement; and

•	discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated financial statements.

Compensation Committee

Our Compensation Committee consists of Messrs. Zeichner (Chairperson) and Collier, and Ms. Kerr, each of whom served as a member of the committee throughout fiscal 2013. Our board has determined that each of these directors is independent under applicable NYSE rules, and each qualifies as a non-employee director and an outside director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), respectively. The Compensation Committee met four times during fiscal 2013. The primary duties of the Compensation Committee are to, among other things:

•	establish overall employee compensation policies and recommend to our board major compensation programs;

•	review and approve the compensation of our corporate officers and directors, including salary and bonus awards;

•	administer our various employee benefit, cash and equity incentive programs;

•	review and approve any officer employment agreement and severance arrangement; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Kerr (Chairperson), and Messrs. Collier and Johnson, each of whom served as a member of the committee throughout fiscal 2013. The Nominating and Corporate Governance Committee met five times during fiscal 2013. The primary duties of the Nominating and Corporate Governance Committee are to, among other things:

•	establish standards for service on our board and nominating guidelines and principles;

•	identify individuals qualified to become members of our board and recommend director candidates for election to our board;

•	consider and make recommendations to our board regarding its size and composition, committee composition and structure and procedures affecting directors;

•	establish policies regarding the consideration of any director candidates recommended by our stockholders, and the procedures to be followed by the stockholders in submitting such recommendations;

•	evaluate and review the performance of existing directors;

•	review executive officer and director indemnification and insurance matters;

•	evaluate and review the company’s enterprise risk management policy and risk exposure; and

•

monitor our corporate governance principles and practices and make recommendations to our board regarding governance matters, including our Amended and Restated Certificate of Incorporation, Bylaws and charters of our committees.

While the Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for board nominees, in considering possible candidates for election as a director, the committee strives to compose a board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. In evaluating a potential candidate for our board, our Nominating and Corporate Governance Committee takes into account a number of factors, including: personal and professional integrity; ethics and values; experience in corporate management, such as current or past service as an officer of a publicly held company; and a general understanding of marketing, finance, and other elements relevant to the success of a publicly traded company; experience in the Company’s industry; experience as a board member of another publicly held company; academic expertise in an area of the Company’s operations; and practical and mature business judgment, including the ability to make independent analytical inquiries. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of our board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating and Corporate Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

If our board determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of our board or senior management. The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates. The committee also considers recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our bylaws. In addition to satisfying the timing, ownership and other requirements specified in our bylaws, a stockholder’s notice must set forth as to each person whom the stockholder proposes to recommend all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

Risk Oversight

Our board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company, through its internal auditor, has established an enterprise risk framework for identifying, aggregating, quantifying and evaluating risk across the enterprise. The review of risk management is a periodic agenda item for the Nominating and Corporate Governance Committee.

Our other board committees also consider and address risk as they perform their committee responsibilities. For example, our Compensation Committee discusses and reviews compensation arrangements for the Company’s executive officers to avoid incentives that would promote excessive risk-taking that reasonably would have a material adverse effect on the Company (see “Compensation Risk Assessment” below), and the Nominating and Corporate Governance Committee oversees risks associated with operations of the board and its governance structure. In addition, at each regular Audit Committee meeting the Company’s General Counsel reports on significant litigation, regulatory, public policy and other legal risks that may affect the Company. Our entire board monitors risks through regular reports from each of the committee chairs and members of management, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above is an effective approach for evaluating and addressing the risks facing the Company and that our board leadership structure supports this approach because it allows our independent directors, through the independent board committees, to exercise effective oversight of the actions of management.

Compensation Risk Assessment

In March 2014, management assessed our compensation design, policies and practices to determine whether any risks arising from our compensation design, policies and practices are reasonably likely to have a material adverse effect on us. The Compensation Committee reviewed and agreed with management’s conclusion that our compensation policies and practices do not create such risks. In doing so, the Compensation Committee considered various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	appropriate pay philosophy, peer group and other market comparability data, and market positioning to align with and support business objectives;

•

effective balance in the design of our compensation programs, including: (i) cash and equity pay mix, (ii) short-and longer-term performance focus, (iii) corporate, business unit, and individual performance focus and measurement; and (iv) financial and non-financial performance measurement together with top management and board discretion to manage pay appropriately; and

•	stock grant guidelines, stock ownership guidelines, an incentive plan clawback policy, and independent Compensation Committee oversight of our compensation policies and practices.

Code of Ethics and Business Conduct

We have adopted a code of ethics and business conduct, which applies to all of our employees, executive officers and directors. Our code of ethics and business conduct is available on our website, at www.tillys.com, in the Investor Relations section. We will disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above.

DIRECTOR COMPENSATION

Our non-employee directors currently receive annual cash retainers for their service on the board and the board’s standing committees, and an annual equity grant in the form of restricted shares of Class A common stock, as discussed below. In March 2013, the Compensation Committee reviewed our non-employee director compensation program and determined not to make any changes for fiscal 2013.

Our non-employee directors receive the following annual cash retainers for their service on the board:

Annual Retainer to be Paid
Service on board	$40,000
Chairperson of standing committee:
Audit Committee	$15,000
Compensation Committee	$12,000
Nominating and Corporate Governance Committee	$12,000
Members of standing committee:
Audit Committee	$8,000
Compensation Committee	$5,000
Nominating and Corporate Governance Committee	$5,000

Annual service for retainer purposes relates to the approximate 12-month period between annual meetings of our stockholders and all retainers are paid in quarterly installments. A prorated annual retainer will be paid to any person who becomes a member of our board, a committee chair or a member of any committee on a date other than the date of the annual meeting of our stockholders. Additionally, we will reimburse directors for reasonable expenses incurred in connection with their duties.

In addition, each non-employee director will receive an annual restricted stock award grant under the Plan having a fair value at the time of grant equal to $80,000, which will vest in two equal installments on each of the succeeding two anniversaries of the grant date. Each non-employee director received a grant of 4,944 shares of restricted stock on June 12, 2013.

Directors’ Compensation Table

The following table summarizes the compensation earned during fiscal 2013 by each of our non-employee directors. Messrs. Shaked and Griesemer are executive officers and do not receive additional compensation from us for their service on our board. Information regarding compensation earned by Messrs. Shaked and Griesemer for fiscal 2013 is presented below in the “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Doug Collier	58,000	79,994	137,994
Seth Johnson	68,000	79,994	147,994
Janet Kerr	62,000	79,994	141,994
Bernard Zeichner	65,000	79,994	144,994

(1)	Amounts represent cash retainer fees paid during fiscal 2013.
(2)	Amounts represent the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Awards made in fiscal 2013 consisted of a grant of 4,944 shares of restricted stock on June 12, 2013. No stock awards were forfeited by any of our non-employee directors during fiscal 2013.
(3)	As of the end of our 2013 fiscal year, each non-employee director held 7,524 unvested shares of restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of the record date, April 25, 2014, regarding the beneficial ownership of our Class A and Class B common stock by (i) each director and director nominee, (ii) our named executive officers for the fiscal year ended February 1, 2014, (iii) all of our current directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of common stock. The percentages of each class of securities shown below are based on 11,438,740 shares of Class A common stock and 16,574,265 shares of Class B common stock outstanding as of April 25, 2014. Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to ten votes per share. Unless otherwise noted, (a) subject to community property laws where applicable, each of the directors and nominees, named executive officers and executive officers has sole voting and/or investment power with respect to such shares and (b) the address of each of the individuals named below is: c/o Tilly’s, Inc., 10 Whatney, Irvine, California, 92618.

	Shares of Class A Common Stock (1)	Rights to Acquire Class A Common Stock (2)	Class A Percentage	Shares of Class B Common Stock	Class B Percentage	Percentage of Outstanding Vote
Non-Employee Directors and Nominees
Doug Collier(3)	12,105	—	*	—	—	*
Seth Johnson	15,105	7,500	*	—	—	*
Janet Kerr(4)	11,723	7,500	*	—	—	*
Bernard Zeichner(5)	20,105	—	*	—	—	*

Named Executive Officers
Hezy Shaked(6)	780,611	—		13,239,910	79.9%	75.2%
Daniel Griesemer	—	375,000		—	—	*
Jennifer Ehrhardt	—	10,000
Bill Langsdorf(9)	5,000	—		—	—	*
Debbie Anker-Morris	—	167,500		—	—	*
Craig DeMerit	—	140,000		—	—	*
All current directors and executive officers as a group (9 persons consisting of those named above)	839,949	707,500	12.7%	13,239,910	79.9%	75.3%
> 5% Stockholders

Class B common stock
Hezy Shaked Trust(6)	—	—	—	8,700,000	52.5%	49.1%
Tilly Levine Separate Property Trust(7)	—	—	—	4,539,910	27.4%	25.6%
HS Annuity Trust(8)	—	—	—	1,667,178	10.1%	9.4%
TL Annuity Trust(8)	—	—	—	1,667,177	10.1%	9.4%

Class A common stock
Frontier Capital Management(10)	1,866,462	—	16.3%	—	—	*
Paradigm Capital Management(11)	1,072,900	—	9.4%	—	—	*
Wells Fargo & Company(12)	676,923	—	5.9%	—	—	*

*	Beneficially owns less than 1% of the applicable class of our outstanding common stock.
(1)	Includes unvested and vested shares of restricted Class A common stock beneficially owned by each of Doug Collier, Seth Johnson, Janet Kerr and Bernard Zeichner. 2,580 of these shares vest on May 4, 2014, and 2,472 on June 12, 2014.
(2)	Represents shares of Class A common stock the person or group has a right to acquire upon exercise of stock options that are vested as of April 25, 2014 or within sixty (60) days thereafter.
(3)	Includes 7,161 shares of Class A common stock held by a trust, which Mr. Collier may be deemed to indirectly beneficially own.

(4)	Includes 758 shares of Class A common stock held by a trust, which Ms. Kerr may be deemed to indirectly beneficially own.
(5)	Includes 15,161 shares of Class A common stock held by a trust, which Mr. Zeichner may be deemed to indirectly beneficially own.
(6)	Shares of Class A common stock represent 780,611 shares of Class A common stock held by Reid Investments, LLC, of which Mr. Shaked is the sole manager with sole voting and dispositive power over the securities held thereby. Shares of Class B common stock represent (a) 8,700,000 shares of Class B common stock held by The Hezy Shaked Living Trust established May 18, 1999, under which Mr. Shaked is the trustee and beneficiary with sole voting and dispositive power and (b) 4,539,910 shares of Class B common stock held by The Tilly Levine Separate Property Trust established March 31, 2004, under which Ms. Levine is the trustee and beneficiary (the “Levine Shares”), which are described in note 7 below.
(7)	Represents the Levine Shares. Pursuant to a voting trust agreement under which Mr. Shaked serves as trustee, Ms. Levine previously granted Mr. Shaked the right to vote the Levine Shares and thus Mr. Shaked may be deemed to beneficially own the Levine Shares. Ms. Levine retains dispositive power over and full economic interest in the Levine Shares.
(8)	Amy Diaz and Netta Shroer-Shaked are co-trustees of the HS Annuity Trust established August 6, 2010 and the TL Annuity Trust established August 6, 2010, and have shared voting and dispositive power over the shares of Class B common stock held thereby.
(9)	Represents 5,000 shares of Class A common stock held by a trust, which Mr. Langsdorf may be deemed to indirectly beneficially own. Mr. Langsdorf retired as our Senior Vice President and Chief Financial Officer in September 2013.
(10)	Based on a Schedule 13G/A filed with the SEC on March 7, 2014, Frontier Capital Management Co., LLC has sole voting power over 931,993 shares and sole dispositive power over 1,866,462 shares of our Class A common stock. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.
(11)	Based on a Schedule 13G/A filed with the SEC on February 14, 2014, Paradigm Capital Management, Inc. has sole voting and dispositive power over 1,072,900 shares of our Class A common stock. The address of Paradigm Capital Management, Inc. is Nine Elk Street, Albany, New York 12207.
(12)	Based on a Schedule 13G filed with the SEC on January 27, 2014, Wells Fargo & Company has shared voting power over 219,238 shares of Class A common stock and shared dispositive power over 676,923 shares of Class A common stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our Class A common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans, as of February 1, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,356,790	13.31	1,633,145
Equity compensation plans not approved by security holders	—	—	—

Total	2,356,790	13.31	1,633,145

(1)	Represents the weighted-average exercise price of outstanding options.
(2)	Represents the number of securities remaining available for issuance under the Tilly’s, Inc. 2012 Equity and Incentive Award Plan, which superseded the 2007 Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended February 1, 2014, all executive officers, directors and greater than ten percent beneficial owners complied with the reporting requirements of Section 16(a), except that each of the HS Annuity Trust, TL Annuity Trust and Hezy Shaked, as manager of Reid Investments, LLC, filed one late Form 4 relating to the sales on June 18, 2013 by each of the HS Annuity Trust and TL Annuity Trust of 195 shares of Class A common stock, and by Mr. Shaked (through Reid Investments, LLC), of 98 shares of Class A common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the material elements of the compensation programs and policies in place for our named executive officers, or NEOs, during fiscal year 2013. For fiscal year 2013, we had six NEOs, as follows:

•	Hezy Shaked, our Co-Founder, Executive Chairman of the Board of Directors and Chief Strategy Officer;

•	Daniel Griesemer, our President and Chief Executive Officer;

•	Jennifer Ehrhardt, our Chief Financial Officer;

•	Debbie Anker-Morris, our Vice President and General Merchandising Manager;

•	Craig DeMerit, our Vice President, Chief Information Officer and Chief Operating Officer; and

•	Bill Langsdorf, our former Senior Vice President and Chief Financial Officer.

Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. Our compensation programs are designed to be flexible and complementary and to collectively serve the principles and objectives of our executive compensation and benefits program.

Role of our Compensation Committee and President and Chief Executive Officer in Compensation Decisions

Our Compensation Committee reviews and approves the future compensation of our NEOs and oversees and administers our executive compensation programs and policies. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. Accordingly, the compensation paid to our NEOs for fiscal year 2013 is not necessarily indicative of how we will compensate our NEOs going forward.

The Compensation Committee annually reviews and meets outside the presence of all of our executive officers, including our NEOs, to consider appropriate compensation for our President and Chief Executive Officer. Our President and Chief Executive Officer reviews annually each of the other NEO’s performance with the Compensation Committee and recommends appropriate compensation levels, which the Compensation Committee takes into account as one factor in its determinations regarding executive compensation. In addition, Mr. Shaked, given his tenure with the company and his role in shaping compensation historically, continues to have a purely advisory role in discussions with the Compensation Committee with respect to NEO compensation. In the context of such annual reviews and further periodic reviews as deemed necessary, and in addition to a review of other factors discussed below, the Compensation Committee assesses the proper mix of base salary, cash incentive awards and grants of long-term equity incentive awards, levels of compensation and appropriate individual and corporate performance metrics in furtherance of the objectives and principles described below.

Our Compensation Committee may consider additional factors in determining executive compensation, including comparing our executives’ compensation against executive compensation at a peer group of comparable companies. In furtherance of this objective, we previously engaged J. Richard & Co., an independent executive compensation and consulting firm, to advise management in its efforts to construct, from publicly available data, a peer group of companies to be used for compensation purposes in preparation for our initial public offering in May 2012, and to provide market compensation data on such peer group companies, supplemented by survey data, as appropriate, and general market trends and developments. Management used the information previously provided by J. Richard & Co. and other resources and tools to develop compensation recommendations presented to our Compensation Committee for fiscal 2013. While no additional work was performed by the consultant for the 2013 fiscal year, the Compensation Committee believes that there was no conflict of interest raised by the work performed by J. Richard & Co.

Compensation Philosophy and Objectives

Our Compensation Committee strives to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our philosophy is that executive compensation should be competitive in the marketplace in which we compete for executive talent, and structured to emphasize incentive-based compensation as determined by the achievement of both company and individual performance objectives. The retail industry is extremely competitive and in order to continue to succeed we believe we need a highly talented and seasoned team of sales, marketing, buying, financial and other business professionals. We recognize that our ability to attract and retain these professionals, as well as to grow our organization, largely depends on how we compensate and reward our employees.

The goals of our executive compensation program are to:

•	attract and retain talented and experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align compensation incentives with our business and financial objectives and the long-term interests of our stockholders;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and

•	ensure that our total compensation is fair, reasonable and competitive.

Elements of 2013 Compensation

During fiscal year 2013, our NEOs’ total direct compensation, which was determined by our Compensation Committee, included both fixed components (base salary, other executive benefits and perquisites) and variable components (annual incentive cash bonuses and stock option grants). The following describes each component of compensation, the rationale for that component and how the compensation amounts were determined.

Base Salary

Base salaries historically have been the most heavily weighted component of compensation for our executive officers as a percentage of total compensation, and this remained true in fiscal year 2013. Base salary levels are designed to be competitive in order to induce talented executives to join our company. In addition, base salaries support our retention objective by providing our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.

The base salary established for each of our NEOs is intended to reflect each individual’s professional responsibilities, the skills and experience required for the job, their individual performance, the performance of our business, labor market conditions and competitive market salary levels.

Base salary levels for our NEOs in fiscal year 2013 were determined by our Compensation Committee as part of its annual review process, and were set as follows:

•	Mr. Shaked: $400,000, which was the base salary he received in fiscal year 2012;

•	Mr. Griesemer: $700,000, which was the base salary he received in fiscal 2012;

•	Ms. Ehrhardt: $300,000, which was her base salary when she joined the company in 2013;

•	Ms. Anker-Morris: $330,000, which was approximately 1.5% higher than the base salary she received in fiscal year 2012;

•	Mr. DeMerit: $330,000, which was approximately 17.9% higher than the base salary he received in fiscal year 2012; and

•	Mr. Langsdorf: $375,000, which was the base salary he received in fiscal year 2012;

The base salary increases for Ms. Anker-Morris and and Mr. DeMerit were, in part, designed to maintain their level of income with respect to cost of living increases and, in the case of Mr. DeMerit, to reward him for his increased responsibilities and management activities during the 2013 fiscal year following his promotion in fiscal 2011 to Chief Operating Officer.

Annual Incentive Cash Bonus

In March 2013, our Compensation Committee approved an incentive cash bonus plan for certain employees, including our NEOs. For fiscal 2013, the committee approved performance measures of operating income (excluding stock-based compensation expense) and comparable store sales increase for all NEOs other than our CEO, as described below. Mr. Griesemer’s bonus was determined based solely on our achievement of a pre-established level of operating income, consistent with the measures applied in his initial year of hire. The committee selected these performance measures because it believes they are important drivers of stockholder returns and thus serve to align the interests of our NEOs with those of our stockholders. Under the terms of the fiscal 2013 plan, no payouts would be made until audited financial results were received, reviewed and approved by the Audit Committee after our fiscal year end.

For each of the performance measures of operating income and comparable store sales increase, the Compensation Committee established minimum, target and maximum performance thresholds for the NEOs. The minimum performance threshold related to a minimum acceptable level of financial performance. Each succeeding threshold was designed to reward the NEOs based upon the improved financial performance of the business.

The following table shows the performance thresholds for each measure for fiscal 2013:

	Performance Threshold
	Minimum	Target	Maximum
Comparable store sales growth	2.9%	4.5%	6.0%
Operating income, excluding stock-based compensation expense (in millions)	$42.6	$47.3	$54.0

The following table represents the percentage of the respective NEO’s base salary that will be earned upon achievement of the performance thresholds. The incentive cash bonus amount increases in a linear manner between the minimum threshold and the target threshold and between the target threshold and the maximum threshold.

	Hezy Shaked & Daniel Griesemer	Jennifer Ehrhardt	Debbie Anker- Morris	Craig DeMerit
Minimum	0%	0%	0%	0%
Target	100%	30%	40%	40%
Maximum	200%	60%	80%	80%

The Compensation Committee weighted operating income 75% and comparable store sales increase 25% in the structure of the cash incentive bonus, except for our Chief Executive Officer as described above. For fiscal 2013, the target cash bonuses for our NEOs were as follows: Hezy Shaked ($400,000); Daniel Griesemer ($700,000); Jennifer Ehrhardt ($62,300 prorated for the portion of the year she was employed by the company); Debbie Anker-Morris ($132,000); Craig DeMerit ($132,000); and Bill Langsdorf ($187,500).

For fiscal 2013, we did not achieve the minimum thresholds established under the 2013 plan for comparable store sales growth or our operating income excluding stock-based compensation expense. As a result, the Compensation Committee did not approve the payout of any incentive cash bonuses to our NEOs.

Retention Bonus

Ms. Ehrhardt received a retention bonus of $75,000 in August 2013 in connection with her promotion to Chief Financial Officer. Under the terms of her offer letter, if Ms. Ehrhardt resigns for any reason or is terminated with cause prior to completing two years of employment with us, 1/24 of the retention bonus will be considered earned and forgiven for every full calendar month worked past August 1, 2013 and, within 30 days of the last day of her employment, Ms. Ehrhardt must repay the remaining unearned amount of the retention bonus.

Long-Term Equity-Based Compensation

We believe that long-term equity-based compensation is an important component of our executive compensation program. In addition, providing a portion of our NEOs’ total compensation package in long-term equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success.

On March 25, 2013, we made grants of stock options to certain of our NEOs under the Plan. The exercise price of these stock options is $12.82, the closing price of our common stock on the date of grant, and the options vest in equal annual installments over four years from the date of grant. On June 3, 2013, Ms. Ehrhardt received a stock option grant covering 40,000 shares of our common stock in connection with joining the company. The exercise price of these stock options is $16.24, the closing price of our common stock on the date of grant, and the options vest in equal annual installments over four years from the date of grant.

Executive	2013 Stock Option Grant
Hezy Shaked	0
Daniel Griesemer	100,000
Jennifer Ehrhardt	40,000
Debbie Anker-Morris	50,000
Craig DeMerit	100,000
Bill Langsdorf	0

These stock option grants were awarded to reflect the increased expectations for our NEOs once we became a public company in 2012, and to further align their interests with those of our stockholders.

Other Executive Benefits and Perquisites

We provide a car allowance to each of Mr. Shaked and Mr. Griesemer. Mr. Griesemer’s car allowance is provided under the terms of his offer letter.

We also provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	holidays and sick days; and

•	a 401(k) plan with matching contributions.

The vacation benefit for executive officers is determined on an individual basis. We believe these benefits are generally consistent with those offered by other companies in our industry.

Retirement Savings

We have established a 401(k) retirement savings plan for our employees, including the NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. For 2013, the prescribed annual limit was $17,500. In addition, the company matches a portion of pre-tax contributions on behalf of eligible employees. For 2013, the company matched 50% of employee contributions, up to 6% of such employee’s salary. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incents our employees, including our NEOs, in accordance with our compensation policies.

Employment Agreements and Severance Benefits

The employment of our NEOs historically has been at will, and we did not have any employment agreements or other severance arrangements with our NEOs for fiscal year 2013, other than the offer letter agreement with Mr. Griesemer and the offer letters with each of Ms. Anker-Morris, Mr. DeMerit and Ms. Ehrhardt, as discussed below. Mr. Langsdorf and Ms. Anker-Morris are parties to a Stock Option Grant Agreement in connection with stock option grants under our 2007 Plan that provides for certain severance benefits in the form of accelerated vesting of outstanding stock options, as described in further detail under the heading “—Potential Payments Upon Termination or Change in Control”.

Offer Letter With Daniel Griesemer

In January 2011, we entered into an offer letter with Mr. Griesemer related to our hiring of him as our President and Chief Executive Officer effective February 21, 2011, which includes certain provisions related to his compensation including severance benefits and change-in-control provisions. The compensation amounts and other terms of Mr. Griesemer’s offer letter were highly individualized and resulted from arm’s length negotiations and consideration of numerous factors as well as input from an independent third-party compensation consultant.

Under the offer letter, Mr. Griesemer’s annual base salary was set initially at $700,000, subject to annual review, and he is eligible to receive an annual incentive bonus with a target of 100% of base salary and a maximum of 200% of base salary, based on performance metrics set by the Compensation Committee. The offer letter also provides for participation in our existing employee benefit programs and an annual automobile allowance of $18,000. Pursuant to the offer letter, Mr. Griesemer may not solicit any of our employees during the term of his employment and for one year following his date of termination.

In addition, under the terms of his offer letter, Mr. Griesemer is entitled to the following severance and change-in-control benefits:

Element of Severance	Termination Without Cause or For Good Reason	Death or Disability	Termination Without Cause or For Good Reason Upon a Change in Control
Base Salary	12 months of base salary in effect at termination	Same	18 months of base salary in effect at termination

Incentive Bonus	Annual incentive bonus for the most recently completed fiscal year, or if that year’s bonus has already been paid, then the current year’s annual incentive bonus, pro-rated for the number of days employed during the year of termination	Same	1.5 times his annual incentive bonus for the most recently completed fiscal year, or if that year’s bonus has already been paid, then 1.5 times the target amount of the annual incentive bonus for the current year

Equity Acceleration	One-year acceleration of vesting of any outstanding unvested equity awards	Not applicable	Full acceleration of vesting of any outstanding unvested equity awards

Extended Exercise Period	90 days to exercise any unexercised and exercisable stock options, but in no event later than the expiration date of the stock options	Not applicable	Not applicable

Benefits	Continuation of employee benefits for the earlier of 12 months following termination or until re-employed, or at the option of the company, one lump sum payment (each to the extent permitted by law)	Same	Same

For purposes of the offer letter:

•

“Cause” is defined as having: (i) been determined by a court of law to have committed any felony; (ii) been convicted, or entered a plea of no contest, for violation of any criminal statute constituting a felony, provided that our board reasonably determines that the continuation of his employment after such event would have an adverse impact on the operation or reputation of the company or its affiliates; (iii) engaged in an act of fraud, theft, embezzlement, or misappropriation against the company; (iv) committed one or more acts of gross negligence or willful misconduct, either within or outside the scope of his employment that has the effect of materially impairing the goodwill or business of the company or causing material damage to its property, goodwill or business, or would, if known, subject the company to public ridicule; (v) failed to materially perform the duties commonly associated with the position of President and Chief Executive Officer (continuing without cure for 10 days after receipt of written notice by him from our board of the need to cure); (vi) allowed the company’s performance to be materially weaker than its competitors and the retail industry generally (as determined by our board); (vii) materially breached the company’s Code of Ethics and Business Conduct or other written company policies; or (viii) breached the terms of his employment agreement, after we have provided him notice and given him a reasonable opportunity to cure.

•

“Good Reason” is defined as: (i) a material diminution in his duties, responsibilities or authority as President and Chief Executive Officer of the company; or (ii) the company failed to pay him material compensation or benefits that are required to be provided under his employment agreement.

•

“Change in Control” is defined as an event or series of related events where a person or group of persons acting in concert acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the company or the corporation or corporations to which the assets of the company were transferred, as the case may be.

Offer Letters with Debbie Anker-Morris, Craig DeMerit and Jennifer Ehrhardt

Each of Ms. Anker-Morris and Mr. DeMerit entered into an offer letter upon joining the Company. Each letter provides for at-will employment and neither Ms. Anker-Morris nor Mr. DeMerit is entitled to any severance benefit. In August 2013, we entered into an offer letter agreement with Ms. Ehrhardt in connection with her promotion to Chief Financial Officer. Under the terms of her offer letter, Ms. Ehrhardt receives an annual base salary of $300,000 and is eligible to participate in our annual incentive bonus plan. Ms. Ehrhardt received an initial grant of 40,000 options in June 2013 in connection with her joining us as Vice President, Finance. Ms. Ehrhardt also received a $75,000 retention bonus in August 2013, as discussed under “—Retention Bonus” above. Ms. Ehrhardt’s employment is at-will and she is not entitled to any severance benefits.

Delegation of Authority to Grant Equity Awards

In September 2013, the board authorized our chief executive officer to grant to employees or new hires up to 100,000 options to purchase shares of our Class A common stock subject to the following limitations: (i) no individual recipient would be granted more than 15,000 options under this authority and (ii) this authority would expire on the date of the Compensation Committee meeting in which 2013 employee performance is reviewed, which occurred in March 2014. Our chief executive officer did not grant any options in fiscal 2013 pursuant to the aforementioned delegation of authority.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. However, remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code.

If Proposal No. 2, Approval of the Amended and Restated Tilly’s 2012 Equity and Incentive Award Plan, is approved, we expect Section 162(m) of the Code to apply to future awards under our Amended Equity Plan, as the transition period applicable to newly public companies will have expired.

Once Section 162(m) of the Code applies to us, we expect that, where reasonably practicable, the Compensation Committee may seek to qualify the compensation paid to our NEOs for the “performance-based compensation” exemption under Section 162(m) of the Code. As such, in approving the amount and form of compensation for our NEOs in the future, the Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemption from the deductibility limit in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, our Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information with respect to compensation for fiscal years 2013, 2012 and 2011 earned by, awarded to or paid to our NEOs. Ms. Ehrhardt was not a named executive officer prior to fiscal 2013.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Hezy Shaked	2013	400,000	—	—	—	29,936	429,936
Executive Chairman of the Board and Chief Strategy Officer	2012 2011	471,385 640,000	— —	— —	158,679 867,137	17,775 145,282	647,839 1,652,419

Daniel Griesemer	2013	700,000	—	616,760	—	25,650	1,342,410
President and Chief Executive Officer	2012 2011	713,462 659,615	—	910,370 3,407,240	321,957 1,025,374	47,396 57,676	1,993,185 5,149,905

Jennifer Ehrhardt	2013	183,462	75,000	313,288	—	3,115	574,865
Chief Financial Officer

Debbie Anker-Morris	2013	330,000	—	308,380	—	7,650	646,030
Vice President and General Merchandising Manager	2012 2011	331,250 295,000	— —	910,370 __	44,844 159,878	7,500 7,350	1,293,964 462,228

Craig DeMerit	2013	330,000	—	616,760	—	7,650	954,410
Vice President, Chief Operating Officer and Chief Information Officer	2012 2011	285,385 270,000	— —	455,185 —	38,635 146,329	5,628 5,307	786,705 421,636

Bill Langsdorf	2013	283,888	—	—	—	—	283,888
Former Senior Vice President and Chief Financial Officer(6)	2012 2011	382,212 357,000	50,000 —	910,370 —	64,679 241,850	7,500 7,350	1,414,761 606,200

(1)	Salary amounts for 2012 reflect a 53-week fiscal year.
(2)	For Ms. Ehrhardt, represents a retention bonus paid in August 2013, as discussed under “—Retention Bonus” above.
(3)	Amounts reflect the grant date fair value of options granted to the NEOs, as computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on April 1, 2014. The Black-Scholes value of the options granted to each of the NEOs except Mr. Shaked (who did not receive an option grant in fiscal 2013) and Ms. Ehrhardt was $6.1676; the Black-Scholes value of the option granted to Ms. Ehrhardt on June 3, 2013 was $7.8322. There can be no assurance that awards will vest or will be exercised (if they are not exercised, no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value determined under ASC Topic 718.
(4)	Amounts represent cash-based incentives earned for the fiscal year and paid in the following year.
(5)	With respect to Mr. Shaked, other compensation in fiscal 2013 included $22,286 for his automobile allowance and $7,650 for the company’s 401(k) match. With respect to Mr. Griesemer, other compensation in 2013 included $18,000 for his automobile allowance and $7,650 for the company’s 401(k) match. Remaining amounts represent the Company’s 401(k) employee match contributions paid with respect to Ms. Ehrhardt, Mr. Langsdorf, Ms. Anker-Morris and Mr. DeMerit.
(6)	Mr. Langsdorf retired from the company effective November 1, 2013.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during fiscal year 2013 to our NEOs, as applicable.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			2013 Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Hezy Shaked	3/25/2013	—	400,000	800,000
Daniel Griesemer	3/25/2013 3/25/2013	—	700,000	1,400,000	100,000	12.82	616,760
Jennifer Ehrhardt	6/03/2013 6/03/2013	— —	62,300	124,000	40,000	16.24	313,288
Debbie Anker-Morris	3/25/2013 3/25/2013	—	132,000	264,000	50,000	12.82	308,380
Craig DeMerit	3/25/2013 3/25/2013	—	132,000	264,000	100,000	12.82	616,760
Bill Langsdorf	3/25/2013	—	187,500	375,000	—	—	—

(1)	Non-equity incentive plan awards consist of annual bonuses payable under our 2013 incentive cash bonus plan. Please see “—Elements of 2013 Compensation—Annual Incentive Cash Bonus” above. There were no threshold payouts in the event we achieved the minimum level of performance established for the 2013 incentive cash bonus plan. For Ms. Ehrhardt, the target and maximum payouts under non-equity incentive plans are prorated for the portion of the year she was employed by the company.
(2)	Amounts shown represent the grant date fair value of the option awards granted during 2013, computed in accordance with ASC Topic 718. See “— Summary Compensation Table” above for a description of the assumptions used in calculating the grant date fair value of awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our NEOs as of February 1, 2014.

		Stock Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options Exercisable	Number of Securities Underlying Unexercised Stock Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Daniel Griesemer	3/25/2013	—	100,000	—	$12.82		3/25/2023
	5/4/2012	25,000	75,000	—	$15.50		5/4/2022
	3/31/2011	200,000	200,000	—	$16.26		3/31/2021

Jennifer Ehrhardt	6/3/2013	—	40,000	—	$16.24		6/3/2023

Debbie Anker-Morris	3/25/2013	—	50,000	—	$12.82		3/25/2023
	5/4/2012	25,000	75,000	—	$15.50		5/4/2022
	4/20/2009	5,000	—	—	$6.45		4/20/2019
	8/27/2007	100,000	—	—	$8.98	(2)	8/27/2017

Craig DeMerit	3/25/2013	—	100,000	—	$12.82		3/25/2023
	5/4/2012	12,500	37,500	—	$15.50		5/4/2022
	4/13/2010	37,500	12,500	—	$8.98	(3)	4/13/2020
	4/20/2009	10,000	—	—	$6.45		4/20/2019
	8/27/2007	30,000	—	—	$8.98	(2)	8/27/2017

(1)	These stock option awards vest over the course of four years with shares vesting in equal annual installments beginning on the first anniversary of their grant date, subject to continued employment with us.
(2)	The exercise price of these stock options was repriced from $12.73 to $8.98 during fiscal year 2010.
(3)	The exercise price of these stock options was repriced from $9.64 to $8.98 during fiscal year 2010.

Options Exercised and Stock Vested

Except for certain option exercises by Mr. Langsdorf, which are detailed below, none of the outstanding options held by our NEOs were exercised during fiscal year 2013.

	Option Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise(1)
Name
Bill Langsdorf	210,000	$1,131,930

(1)	Amounts are calculated by multiplying the number of underlying shares exercised by the market price of the shares on the exercise date, net of the exercise price.

Pension Benefits

Our NEOs did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us during fiscal year 2013.

Nonqualified Deferred Compensation

Our NEOs did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us during fiscal year 2013.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments to certain of our NEOs in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control; (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason upon a change in control; or (4) in the event of a change in control without a termination of employment. The amounts shown assume that such change in control and/or termination was effective as of January 31, 2014, the last business day of fiscal year 2013, and are only estimates of the amounts that would be paid to such executives. The actual amounts to be paid can be determined only at the time of such change in control or termination of employment.

Name	Benefit	Without Cause or for Good Reason		Death or Disability		Without Cause or for Good Reason Upon a Change in Control		Change in Control
Daniel Griesemer	Severance Payment	$700,000	(1)	$700,000	(1)	$1,050,000	(2)	$—
	Accelerated Equity Award Vesting(3)	—		—		—		—
	Continued Benefits(4)	16,113		16,113		16,113		—

Total Value:		$716,113		$716,113		$1,066,113		$—

(1)	The severance payment represents an amount equal to the sum of (a) Mr. Griesemer’s then-current annual base salary for 12 months, paid as salary continuation during such period, and (b) Mr. Griesemer’s incentive cash bonus for fiscal year 2013, prorated for the number of days he was employed during the fiscal year and paid in a lump sum. As no incentive cash bonuses were payable for fiscal year 2013, the amount shown represents only 12 months of Mr. Griesemer’s then-current annual base salary.
(2)	The severance payment represents an amount equal to the sum of (a) Mr. Griesemer’s then-current annual base salary for 18 months, paid as salary continuation during such period, and (b) Mr. Griesemer’s incentive cash bonus for fiscal year 2013 multiplied by 1.5, paid in a lump sum. As no incentive cash bonuses were payable for fiscal year 2013, the amount shown represents only 18 months of Mr. Griesemer’s then-current annual base salary.
(3)	Represents the value of those stock options that would immediately vest as a result of Mr. Griesemer’s termination. The value attributable to stock options that would vest in such event is the difference between (a) $16.26, the exercise price of 100,000 of the options, $15.50, the exercise price of 25,000 of the options, and $12.82, the exercise price of 25,000 options, and (b) $11.61, the closing price of our Class A common stock the last trading day of fiscal 2013. As the closing price of our common stock on the last trading day of fiscal 2013 was below the exercise prices, no value is shown. In the event of a termination of employment not in connection with a change in control, Mr. Griesemer is entitled to accelerated vesting of 150,000 unvested stock options that otherwise would have vested during the one year following such termination. In the event of a termination of employment in connection with a change in control, Mr. Griesemer is entitled to fully accelerated vesting of 375,000 unvested stock options.
(4)	This figure represents the amount due for Mr. Griesemer’s health and other insurance benefits for twelve months following his termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in our 2013 Annual Report on Form 10-K and in this Proxy Statement for the 2014 annual meeting of stockholders.

COMPENSATION COMMITTEE,

Bernard Zeichner, Chairperson
Doug Collier
Janet Kerr

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our board. The Audit Committee’s functions are more fully described in its charter, which is available at www.tillys.com in the Investor Relations section. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 1, 2014 with management of Tilly’s and with Tilly’s independent registered public accounting firm, Deloitte & Touche LLP.

2.	The Audit Committee has discussed with Deloitte & Touche LLP those matters required by Auditing Standard No. 16.

3.	The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning the accountant’s independence, and has discussed with Deloitte & Touche LLP its independence from Tilly’s and its management.

4.	Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to our board that the audited consolidated financial statements for the year ended February 1, 2014 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

Our Audit Committee issued the above report for inclusion in this Proxy Statement in connection with the 2014 annual meeting of stockholders.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Seth Johnson, Chairperson
Doug Collier
Bernard Zeichner

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The board has adopted a written Related Party Transaction Policy and Procedures (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of the Company’s voting securities, (c) any immediate family member of any of the foregoing persons sharing the same household as such person, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

The following persons and entities that participated in the transactions described in this section were related persons at the time of the transaction:

Hezy Shaked, Tilly Levine, Shaked Holdings, LLC and Amnet Holdings, LLC. Mr. Shaked is our Co-Founder, Executive Chairman of the Board of Directors, one of our executive officers and a holder of more than 5% of our common stock. Ms. Levine is our Co-Founder and a holder of more than 5% of our common stock. Mr. Shaked, through the Hezy Shaked Living Trust established May 18, 1999, or the Hezy Shaked Trust, owns 63% of Shaked Holdings. Ms. Levine, through the Tilly Levine Separate Property Trust established March 31, 2004, or the Tilly Levine Trust, owns 37% of Shaked Holdings. Mr. Shaked, through the Hezy Shaked Trust, is the sole member and owner of Amnet Holdings, LLC, or Amnet Holdings.

Amy Diaz, Netta Schroer-Shaked, GRAT Trust #1 and GRAT Trust #2. Amy Diaz and Netta Schroer-Shaked are the daughters of Mr. Shaked and Ms. Levine. Ms. Diaz and Ms. Schroer-Shaked are also co-trustees of each of the HS Annuity Trust Established August 6, 2010, or the GRAT Trust #1, and the TL Annuity Trust Established August 6, 2010, or the GRAT Trust #2. Each of the GRAT Trust #1 and the GRAT Trust #2 hold more than 5% of our common stock.

Certain Leases

The Company leases warehouse space (15 Chrysler, Irvine, California) from Amnet Holdings. The lease expires on October 31, 2014 and provides for base monthly payments of $16,118 which increase every twelve months at $0.03 per square foot per month. The Company incurred rent expense of $0.2 million in fiscal year 2013 related to this lease. As of February 1, 2014, the Company’s monthly lease payment was $17,166. The Company subleases part of the building to an unrelated third party. The sublease began on December 1, 2010 and terminates on May 31, 2014. The sublease provides for base monthly payments of $11,223, which increases annually at a rate of $0.03 per square foot. As of February 1, 2014, the Company’s monthly income was $12,754 related to this sublease.

The Company leases office and warehouse space (11 Whatney, Irvine, California) from Amnet Holdings. The lease expires on June 30, 2022 and provides for base monthly payments of $27,037 which adjust annually based upon the Los Angeles/Anaheim/Riverside Urban Consumer Price Index, not to exceed 7%, but a minimum of 3%, in any one annual increase. As of February 1, 2014, the Company’s monthly lease payment was $27,848. The Company incurred rent expense of $0.4 million in fiscal year 2013 related to the lease.

The Company leases a building (17 Pasteur, Irvine, California) from Amnet Holdings. The lease expires on October 31, 2021 and provides for base monthly rent payments of $68,174. The Company intends to use this property as its e-commerce fulfillment center. The lease payments adjust annually based upon the Los Angeles/Anaheim/Riverside Urban Consumer Price Index, not to exceed 7%, but a minimum of 3%, in any one annual increase. As of February 1, 2014, the Company’s monthly lease payment was $73,854. The Company incurred rent expense of $1.1 million in fiscal year 2013 related to this lease.

The Company leases its corporate headquarters and distribution center (10 and 12 Whatney, Irvine, California) from Shaked Holdings. On June 29, 2012, the Company exercised the first of its three five-year renewal options on this lease, with the renewal commencing on January 1, 2013. The lease now expires on December 31, 2017. The land component of this lease is accounted for as an operating lease and the building component is accounted for as a capital lease. The monthly payments under the operating portion of the lease were $77,438 as of February 1, 2014. The initial obligation under the capital lease was $9.2 million, with an outstanding balance of $3.3 million as of February 1, 2014. The gross amount of the building under capital lease was $7.8 million as of February 1, 2014. The accumulated depreciation of the building under capital lease was $5.8 million as of February 1, 2014. The Company incurred rent expense of $0.9 million in fiscal year 2013 related to the operating (land component) of this lease.

Tax Indemnification Agreements

The Company entered into certain tax indemnification agreements with each of the Hezy Shaked Living Trust, the Tilly Levine Separate Property Trust, the GRAT Trust #1 and the GRAT Trust #2. Pursuant to such tax indemnification agreements, the Company agreed to indemnify, defend and hold harmless each such stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income our subsidiary, World of Jeans & Tops, Inc., reported as an “S” Corporation. Such agreement provides that the Company defends and holds harmless such stockholders against any losses, costs or expenses, including reasonable attorneys’ fees, arising out of a claim for such tax liability.

Certain Employees

We employ Tilly Levine as our Vice President of Vendor Relations. In fiscal year 2013, Ms. Levine received base compensation of $127,692 and other compensation in the amount of $4,746 for 401(k) matching contributions. Ms. Levine also participated in our health and wellness program available to all other eligible employees.

We employ Amy Diaz as our Fashion Coordinator in the Merchandising Department. In fiscal year 2013, Ms. Diaz received base compensation of $24,055. Ms. Diaz also participated in our health and wellness program available to all other eligible employees.

During fiscal 2013, we employed Netta Schroer-Shaked as an e-Commerce Assistant. In fiscal year 2013, Ms. Schroer-Shaked received base compensation of $41,600 and other compensation in the amount of $423 for 401(k) matching contributions. Ms. Schroer-Shaked also participated in our health and wellness program available to all other eligible employees.

ANNUAL REPORT

Our 2013 Annual Report to Stockholders, which consists of a letter to stockholders and our Annual Report on Form 10-K for fiscal year 2013, accompanies the proxy materials being provided to all stockholders. Those documents are not a part of the proxy solicitation materials. We will provide, without charge, additional copies of our 2013 Annual Report on Form 10-K upon the receipt of a written request by any stockholder to Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California 92618.

OTHER BUSINESS

Stockholder Proposals for Inclusion in 2015 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 Proxy Statement, a stockholder’s proposal must be received by us no later than January 1, 2015 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for 2015 Annual Meeting

Our Amended and Restated Certificate of Incorporation contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders and not included in our Proxy Statement. Our Amended and Restated Bylaws expand upon and supplement the advance notice provisions in our Amended and Restated Certificate of Incorporation. Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before our 2015 annual meeting of stockholders, in addition to any other applicable requirements, timely notice of the matter must be first given to our Secretary. To be timely, written notice must be received by our Secretary no later than March 13, 2015 (90 days before the one-year anniversary of our 2014 annual meeting) and no earlier than February 11, 2015 (120 days prior to the one-year anniversary of the 2014 annual meeting); provided, however, that if the date of the 2015 annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be received by our Secretary not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. In addition, any notice to our Secretary must include as to each matter that the stockholder proposes to bring before the meeting such information required by our Bylaws.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2015 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Stockholder Nominations of Directors

Our Amended and Restated Certificate of Incorporation provides that any stockholder entitled to vote for the election of directors at a meeting of stockholders may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is timely given in proper form to our Secretary, at Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California 92618. To be timely for our 2015 annual meeting of stockholders, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above no later than March 13, 2015 (90 days before the one-year anniversary of our 2014 annual meeting) and no earlier than February 11, 2015 (120 days prior to the one-year anniversary of the 2014 annual meeting); provided, however, that if the date of the 2015 annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be received by our Secretary not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

A stockholder’s notice to our Secretary concerning the nomination of persons for election as directors must set forth the information required by our Amended and Restated Certificate of Incorporation and Bylaws.

In the alternative, stockholders can at any time recommend for consideration by our Nominating and Corporate Governance Committee qualified candidates for our board that meet the qualifications described in this Proxy Statement under the heading “Corporate Governance – Nominating and Corporate Governance Committee” by submitting to us any recommendations for director candidates, along with appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination, to the Nominating and Corporate Governance Committee, c/o Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California 92618. Submissions satisfying the required qualifications will be forwarded to the chairperson of the Nominating and Corporate Governance Committee or such other member of the Nominating and Corporate Governance Committee delegated to review and consider candidates for director nominees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended February 1, 2014 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous of future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee Report and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act. In addition, references to our website in this Proxy Statement are not intended to function as hyperlinks and information on our website, other than our Proxy Statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Business

As of the date of this Proxy Statement, the board knows of no other business that will be presented for consideration at the 2014 Annual Meeting. If other proper matters are presented at the 2014 Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors

Christopher M. Lal
Vice President, General Counsel and Secretary

Irvine, California

May 1, 2014

Appendix A

TILLY’S, INC.

AMENDED AND RESTATED 2012 EQUITY AND INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Tilly’s Inc. Amended and Restated 2012 Equity and Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Tilly’s, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any

“person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition, excluding any transaction involving a transfer or distribution of Shares held by a “Hezy Shaked Entity” (as defined in the Company’s Amended and Restated Certificate of Incorporation) to entities directly or indirectly controlled by any such person or to their family trusts, if and to the extent the Board finds such transfer or distribution to not be within the intent of this Section 2.8(a); or

(b) During any period of twelve months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of such twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.11 “Common Stock” shall mean the common stock of the Company, par value $$0.001 per share.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.16 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall mean the date the Plan is approved by the Board, subject to the approval of the Plan by the Company’s stockholders.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.23 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.27 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.28 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29 “Holder” shall mean a person who has been granted an Award.

2.30 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.34 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35 “Option Term” shall have the meaning set forth in Section 6.4.

2.36 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.38 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.39 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating income, earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) comparable store sales; and (xxiv) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.41 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.42 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.43 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.44 “Plan” shall have the meaning set forth in Article 1.

2.45 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.8 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49 “Shares” shall mean shares of Common Stock.

2.50 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.51 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 4,413,900; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.5 shares for each Share delivered in settlement of any Full Value Award. Notwithstanding the foregoing, subject to Section 14.2, no more than 4,413,900 shares may be issued upon the exercise of Incentive Stock Options.

(b) If any shares of Common Stock that are subject to an Award that is not a Full Value Award expires or is canceled, forfeited, settled in cash or otherwise terminated, the Shares subject to such Award shall, to the extent of such expiration, cancellation, forfeiture, cash settlement or termination, again be available for future grants of Awards under the Plan; and to the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 1.5 Shares subject to such Full Value Award that is forfeited, expired or settled in cash; provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares of Common Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 728,475 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

3.4 Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than two years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Administrator may provide that such vesting restrictions may lapse or be waived upon the Holder’s death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provisions.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a

Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK

PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 12.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d).

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder has a Termination of Service by the Company or its successor without Cause upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Tilly’s, Inc. on April 23, 2014.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Tilly’s, Inc. on             , 2014.

Executed on this          day of             , 2014.

Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

TILLY’S, INC.	2014 Annual Meeting of Stockholders
Label Area 4” x 1 3/4”	June 11, 2014, 9:30 A.M., Pacific Daylight Time
This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY	Please mark your votes like this	☒

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1.	Election of the following directors for a term expiring at the 2015 annual meeting of stockholders			FOR all Nominees except as marked	WITHHOLD all
	NOMINEES:			☐	☐
	(01) Hezy Shaked	(04) Seth Johnson
	(02) Doug Collier	(05) Janet Kerr
	(03) Daniel Griesemer	(06) Bernard Zeichner

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

			FOR	AGAINST	ABSTAIN

2.	Approval of the Amended and Restated Tilly’s 2012 Equity and Incentive Award Plan.		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                                   Signature                                                                                   Date                     , 2014.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 11, 2014

The notice of annual meeting, proxy statement, form proxy card and our 2013 Annual Report to Stockholders are available at

http://www.tillys.com/proxy

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TILLY’S, INC.

Daniel Griesemer and Jennifer Ehrhardt, or either of them acting in the absence of the other, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of Tilly’s, Inc. held of record by the undersigned at the close of business on April 25, 2014 at the 2014 Annual Meeting of Stockholders to be held at Tilly’s, Inc. corporate headquarters, located at 10 Whatney, Irvine, California 92618 at 9:30 a.m., Pacific Daylight Time, on Wednesday, June 11, 2014, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side, with discretionary authority as to any and all other business that may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)